Joseph T Drennan
13 Wingstone Lane
Devon, PA 19333

September 30, 2009

Board of Directors

Universal Capital Management, Inc.

2601 Annand Drive, Suite 16

Wilmington, DE 19808

Gentlemen:

Because of my recent health issues and other personal reasons, effective October 15, 2009, I am resigning my positions as a member of the Board of Directors and Vice President of Universal Capital Manage, Inc.

Sincerely yours,

/s/Joseph T. Drennan

Joseph T Drennan

Cc: Dean Schwartz, Stradley Ronon